Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TANGO HOLDINGS, INC.

Tango Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: This Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Tango Holdings, Inc. amends the Amended and Restated Certificate of Incorporation of the Corporation solely to reflect a change in name of the Corporation and shall be effective as of 1:01 a.m. Eastern Standard Time on January 1, 2022.

SECOND: Article I of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“ARTICLE I

The name of the Corporation is Apollo Global Management, Inc.”

THIRD The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed by its duly authorized officer on this 30th day of December, 2021.

Tango Holdings, Inc.

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: President and Secretary

[Signature Page to Certificate of Amendment to Amended and Restated Certificate of Incorporation of

Tango Holdings, Inc.]